UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2017

Fortem Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 N. Rainbow Blvd., Suite 250, Las Vegas, Nevada  89107

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2017, our company indirectly acquired through Rolling Rock Resources, LLC, a wholly-owned subsidiary, an undivided 75% interest in additional oil and gas leases in the Mancos formation covering a total of 2,313.09 acres.  The leases were acquired at a SITLA auction (State of Utah School and Institutional Trust Lands Administration).  Pursuant to an agreement entered into with Rockies Standard Oil Company, LLC, who holds the remaining 25% interest, the parties have agreed to enter into a joint operating agreement covering the new leases, which are outside the AMI (Area of Mutual Interest) of their original joint venture lease holdings.

Based on a separate transaction, Rolling Rock Resources, LLC and Rockies Standard Oil Company, LLC have acquired an additional 5,174 acres in the Mancos formation and hold a 50/50 partnership, which is part of the AMI and its original agreement. Black Dragon Energy, LLC has also acquired a 75% interest in additional oil and gas leases in the Moenkopi formation covering a total of 3,852.41 acres.  The leases were also acquired at the SITLA auction and are in the region covered by an Area of Mutual Interest defined under a Purchase and Sale Agreement dated March 1, 2017, as amended, between Black Dragon Energy, LLC and WEM Dragon, LLC, which incorporates a form of joint operating agreement that will govern the joint ownership of the newly acquired leases.

Item 2.01 Completion of Acquisition or Disposition of Assets

The disclosure set out under Item 1.01 is incorporated herein.

Item 8.01 Other Events.

A copy of our press release dated August 24, 2017 is furnished herewith.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Agreement Re: April 2017 SITLA Auction dated April 18, 2017 between Rolling Rock Resources, LLC and Rockies Standard Oil Company LLC
99.1	Press release dated August 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTEM RESOURCES INC.

By:

/s/ Michael Caetano

Michael Caetano

Chief Operating Officer

Date: August 24, 2017

3